                                                                                                                                                                                                     EXHIBIT (17)(c)

PROXY TABULATOR P.O. BOX 9112 FARMINGDALE, NY 11735

VOTE ON THE INTERNET	VOTE BY PHONE	VOTE BY MAIL
• Read the Proxy Statement and have this	• Read the Proxy Statement and have this	• Read the Proxy Statement and have this
card at hand	card at hand	card at hand
• Log on to www.proxyweb.com	• Call toll-free 1-888-221-0697	• Check the appropriate boxes on reverse
• Follow the on-screen instructions	• Follow the recorded instructions	• Sign and date proxy card

999 999 999 999 99

SPECIAL MEETING OF SHAREHOLDERS OCTOBER 31, 2008 PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

EATON VANCE INSURED FLORIDA PLUS MUNICIPAL BOND FUND

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the ‘Fund’), hereby appoints Kristin S. Anagnost, Barbara E. Campbell, Cynthia J. Clemson and Maureen A. Gemma, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal office of the Fund, The Eaton Vance Building, 255 State Street, Boston Massachusetts 02109, on Friday, October 31, 2008 at 1:30 P.M., Eastern Standard Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would posses if personally present, in accordance with the instructions on this proxy.

Date:
______________________
, 2008

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE
ENCLOSED ENVELOPE.

Signature	(Please sign in Box)
Note: Please sign this proxy as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

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Please fill in box(es) as shown using black or blue ink or number 2 pencil. [ X ]

PLEASE DO NOT USE FINE POINT PENS.

The Board of Trustees of the Fund recommends that you vote FOR this proposal.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTEDAS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANYADJOURNMENTS THEREOF. THE UNDERSIGNEDACKNOWLEDGES RECEIPT OF THEACCOMPANYING NOTICE OF SPECIAL MEETINGAND PROXY STATEMENT.

	FOR	AGAINST	ABSTAIN

To approve the Agreement and Plan of Reorganization between the Fund and Eaton Vance	[ ]	[ ]	[ ]
Insured Municipal Bond Fund, the termination of the Fund’s registration under the Investment
Company Act of 1940, and the dissolution of the Fund under applicable state law, as described in the accompanying proxy statement/prospectus.

PLEASE SIGN AND DATE ON THE REVERSE SIDE.

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